EXHIBIT 8.1
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                                  March 7, 2002

Annie's Homegrown, Inc.
395 Main Street
Wakefield, MA 01880

Ladies and Gentlemen:

         We have acted as counsel to Annie's Homegrown, Inc. (the "Company") in connection with the transactions described in the Company's Proxy Statement for Annual Meeting of Stockholders to be held on March 29, 2002 (the "Proxy Statement") to be filed with the Securities and Exchange Commission on March 7, 2002. In that capacity, we have been requested to provide our opinions with respect to certain of the federal income tax consequences of the transactions described in the first paragraph of the section entitled "Tax Effects of the Transaction" under Proposal 3 in the Proxy Statement. Except as otherwise indicated herein, all capitalized terms used in this letter have the meaning assigned to them in the Proxy Statement.

         Our opinions are based on our understanding of the relevant facts concerning the transactions described in the Proxy Statement. We have examined and are familiar with (1) the form of Certificate of Amendment to the Certificate of Incorporation of Annie's Homegrown, Inc., which appears as
Exhibit 3.5 to the Proxy Statement, and (2) such other documents as we have considered necessary for rendering our opinions. In connection with rendering our opinions, we have also assumed (without any independent investigation) that:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the consummation of the transactions described in the Proxy Statement) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

         2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

         3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken that are inconsistent with such representations; and

         4. All transactions described in the Proxy Statement will be consummated in accordance with the definitive instruments filed as exhibits thereto (without any waiver, breach or amendment of any of the provisions thereof).
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Annie's Homegrown, Inc.
March 7, 2002
Page 2


         5. The transactions described in the Proxy Statement will be reported by the Company for United States federal income tax purposes in a manner consistent with the opinions expressed below.

         Our opinions are based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), Internal Revenue Service rulings, and court cases interpreting the Code and the Regulations, all as in effect as of the date of this letter. Any of the Code, Regulations, rulings, or judicial decisions relied upon could be changed, perhaps retroactively, to affect adversely the federal income tax consequences of the transactions described in the Proxy Statement; we assume no responsibility to update our opinion with respect to any such change or modification. Although the opinions expressed in this letter are based on our best interpretations of existing sources of law, no assurance can be given that such interpretations would be followed if they became the subject of judicial or administrative proceedings.

         We have reviewed the first paragraph of the section entitled "Tax Effects of the Transaction" under Proposal 3 in the Proxy Statement. Subject to the limitations, exceptions, assumptions and conditions set forth in such section and in this letter, the legal conclusions contained in the first paragraph of such section, as they relate to United States federal income tax matters, represent our opinion as of the date hereof. We are expressing our opinions only with respect to the foregoing matters and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement. We also consent to the references in the Proxy Statement made to Kirkpatrick & Lockhart LLP in connection with the descriptions, discussions or summaries of United States federal income tax matters, including references under the heading captioned "Tax Effects of the Transaction" under Proposal 3 in the Proxy Statement. Subject to the foregoing, our opinion is solely for the Company's information and use and may not be relied on for any purpose by any other person without our express written consent. An opinion of counsel is not binding upon the Internal Revenue Service or the courts, and the conclusions expressed herein are subject to challenge by the Internal Revenue Service.


                                                     Very truly yours,


                                                     KIRKPATRICK & LOCKHART LLP